EXHIBIT 99.1

AutoZone 2nd Quarter Same Store Sales Flat for Q2; EPS Increases 8.8% to $8.08

MEMPHIS, Tenn., Feb. 28, 2017 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $2.3 billion for its second quarter (12 weeks) ended February 11, 2017, an increase of 1.4% from the second quarter of fiscal 2016 (12 weeks).  Domestic same store sales, or sales for stores open at least one year, were flat for the quarter.

Net income for the quarter increased 3.7% over the same period last year to $237.1 million, while diluted earnings per share increased 8.8% to $8.08 per share from $7.43 per share in the year-ago quarter.  As previously reported, the Company adopted a new accounting standard on August 28, 2016, related to stock option exercises.  For the quarter, the adoption of the new standard increased EPS by $0.37.  Excluding this adjustment, EPS would have increased by 3.8%.

For the quarter, gross profit, as a percentage of sales, was 52.7% (-9 bps versus the same period last year).  The decrease in gross margin was attributable to higher shrink expense (-34 bps) and higher supply chain costs associated with current year inventory initiatives (-29 bps), partially offset by lower acquisition costs.  Operating expenses, as a percentage of sales, were 35.9% (versus 35.8% the same period last year).  Operating expenses, as a percentage of sales, were higher than last year, due to higher domestic store payroll, offset in part by lower incentive compensation.

Under its share repurchase program, AutoZone repurchased 256 thousand shares of its common stock for $198 million during the second quarter, at an average price of $773 per share.  At the end of the second quarter, the Company had $585 million remaining under its current share repurchase authorization.

The Company’s inventory increased 8.7% over the same period last year, driven by new stores and increased product placement.  Inventory per location was $665 thousand versus $633 thousand last year and $647 thousand last quarter.  Net inventory, defined as merchandise inventories less accounts payable, on a per location basis, was a negative $36 thousand versus negative $57 thousand last year and negative $67 thousand last quarter.

“I would like to thank all AutoZoners across the organization for their tremendous efforts during what ultimately turned out to be a challenging quarter.  Our sales performance in the last three weeks of our quarter was significantly challenged by well-publicized timing delays in IRS tax refunds, which negatively impacted our profitability for the quarter.  While this quarter’s results were below our expectations, our AutoZoners’ ongoing commitment to providing customers with Trustworthy Advice will allow us to continue to succeed for years to come.  Our objective remains to continue to provide great service to our customers and deliver strong, consistent performance for our shareholders as we remain committed to our approach of increasing operating earnings and utilizing our capital effectively,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended February 11, 2017, AutoZone opened 33 new stores in the U.S., three new stores in Mexico, and one new store in Brazil.  As of February 11, 2017, the Company had 5,346 stores in 50 states in the U.S., the District of Columbia and Puerto Rico, 491 stores in Mexico, 26 IMC branches, and nine stores in Brazil for a total count of 5,872.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products.  Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts.  IMC branches carry an extensive line of original equipment quality import replacement parts.  AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories, and non-automotive products through www.autozone.com, and accessories, performance and replacement parts through www.autoanything.com, and our commercial customers can make purchases through www.autozonepro.com and www.imcparts.net.  AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, February 28, 2017, beginning at 10:00 a.m. (EST) to discuss its second quarter results.  Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking “Investor Relations,” “Conference Calls.”  The call will also be available by dialing (210) 839-8923.  A replay of the call and slides will be available on AutoZone’s website.  In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, March 7, 2017, at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”).  These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt, adjusted debt to EBITDAR, and cash flow before share repurchases.  The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP.  Management targets the Company’s capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables.  The Company believes this is important information for the management of its debt levels and share repurchases.  We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements.  Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; access to available and feasible financing; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; war and the prospect of war, including terrorist activity; inflation; the ability to hire and retain qualified employees; construction delays; the compromising of the confidentiality, availability, or integrity of information, including cyber security attacks; and raw material costs of our suppliers.  Certain of these risks are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Annual Report on Form 10-K for the year ended August 27, 2016, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

AutoZone's 2nd Quarter Highlights - Fiscal 2017

Condensed Consolidated Statements of Operations
2nd Quarter, FY2017
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 11, 2017	February 13, 2016

Net sales	$2,289,219	$2,257,192
Cost of sales	1,083,683	1,066,596
Gross profit	1,205,536	1,190,596
Operating, SG&A expenses	821,567	807,936
Operating profit (EBIT)	383,969	382,660
Interest expense, net	34,198	32,832
Income before taxes	349,771	349,828
Income taxes (1)	112,626	121,215
Net income	$237,145	$228,613
Net income per share: (1)
Basic	$8.29	$7.58
Diluted	$8.08	$7.43
Weighted average shares outstanding:
Basic	28,606	30,170
Diluted (1)	29,340	30,778

(1) The Company adopted a new accounting standard on August 28, 2016, that requires excess tax benefits from stock option exercises to be recognized in the income statement. The adoption of the new standard increased EPS by $0.37, driven by a lower effective tax rate of 358 bps, (a $0.43 benefit to EPS), partially offset by a change to the dilutive outstanding shares calculation (a $0.06 reduction to EPS). Prior period's financial information was not restated to conform to the current period’s presentation.

Year-To-Date 2nd Quarter, FY2017
(in thousands, except per share data)	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 11, 2017	February 13, 2016

Net sales	$4,757,065	$4,643,235
Cost of sales	2,249,988	2,199,705
Gross profit	2,507,077	2,443,530
Operating, SG&A expenses	1,664,206	1,622,875
Operating profit (EBIT)	842,871	820,655
Interest expense, net	67,504	67,842
Income before taxes	775,367	752,813
Income taxes (2)	260,097	266,088
Net income	$515,270	$486,725
Net income per share: (2)
Basic	$17.90	$16.05
Diluted	$17.45	$15.72
Weighted average shares outstanding:
Basic	28,779	30,334
Diluted (2)	29,522	30,958

(2) The Company adopted a new accounting standard on August 28, 2016, that requires excess tax benefits from stock option exercises to be recognized in the income statement. The adoption of the new standard increased EPS by $0.40, driven by a lower effective tax rate of 202 bps, (a $0.53 benefit to EPS), partially offset by a change to the dilutive outstanding shares calculation (a $0.13 reduction to EPS). Prior period's financial information was not restated to conform to the current period’s presentation.

Selected Balance Sheet Information
(in thousands)
	February 11, 2017	February 13, 2016	August 27, 2016

Cash and cash equivalents	$210,649	$207,958	$189,734
Merchandise inventories	3,902,121	3,590,687	3,631,916
Current assets	4,492,767	4,209,813	4,239,573
Property and equipment, net	3,803,803	3,544,882	3,733,254
Total assets	8,902,630	8,366,414	8,599,787
Accounts payable	4,114,960	3,912,107	4,095,854
Current liabilities (3)	4,784,272	4,994,661	4,690,320
Total debt (3)	5,151,862	4,845,215	4,924,119
Stockholders' deficit	(1,827,440)	(1,741,313)	(1,787,538)
Working capital	(291,505)	(784,848)	(450,747)

(3) Current liabilities and total debt both include short-term borrowings of $0 at February 11, 2017; $457,404 at February 13, 2016 and $0 at August 27, 2016. These amounts represent current debt maturities that are in excess of our revolving credit facility available capacity.

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
(in thousands, except adjusted debt to EBITDAR ratio)
	February 11, 2017	February 13, 2016
Net income	$1,269,552	$1,196,933
Add: Interest	147,343	146,685
Taxes	665,716	660,257
EBIT	2,082,611	2,003,875

Add: Depreciation and amortization	307,106	283,943
Rent expense	287,452	273,804
Share-based expense	41,989	39,342
EBITDAR	$2,719,158	$2,600,964

Debt	$5,151,862	$4,845,215
Capital lease obligations	149,802	127,468
Add: Rent x 6	1,724,712	1,642,824
Adjusted debt	$7,026,376	$6,615,507

Adjusted debt to EBITDAR	2.6	2.5

Selected Cash Flow Information
(in thousands)
	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 11, 2017	February 13, 2016	February 11, 2017	February 13, 2016

Depreciation and amortization	$72,833	$68,653	$144,645	$134,936
Capital spending	118,186	99,933	216,103	186,591

Cash flow before share repurchases:
Increase in cash and cash equivalents	$15,111	$42,472	$20,915	$32,649
Increase in debt, excluding deferred financing	153,400	90,200	225,600	218,500
Add back share repurchases	197,985	149,957	560,619	550,057
Cash flow before share repurchases and changes in debt	$59,696	$102,229	$355,934	$364,206

Other Selected Financial Information
(in thousands, except ROIC)
	February 11, 2017	February 13, 2016

Cumulative share repurchases ($ since fiscal 1998)	$17,315,268	$15,852,243
Remaining share repurchase authorization ($)	584,732	547,757

Cumulative share repurchases (shares since fiscal 1998)	141,529	139,625

Shares outstanding, end of quarter	28,475	30,101

	Trailing 4 Quarters
	February 11, 2017	February 13, 2016
Net income	$1,269,552	$1,196,933
Adjustments:
Interest expense	147,343	146,685
Rent expense	287,452	273,804
Tax effect*	(149,570)	(149,694)
After-tax return	1,554,777	1,467,728

Average debt**	4,974,468	4,632,858
Average stockholders' deficit**	(1,822,960)	(1,666,550)
Add: Rent x 6	1,724,712	1,642,824
Average capital lease obligations**	140,851	127,339
Pre-tax Invested capital	$5,017,071	$4,736,471

Return on Invested Capital (ROIC)	31.0%	31.0%

*Effective tax rate over trailing four quarters ended February 11, 2017 is 34.4% and February 13, 2016 is 35.6%.
**All averages are computed based on trailing 5 quarter balances.

AutoZone's 2nd Quarter Fiscal 2017
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Location Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 11, 2017		February 13, 2016		February 11, 2017	February 13, 2016
AutoZone Domestic stores (Domestic):
Store count:
Beginning domestic stores	5,313		5,163		5,297	5,141
Stores opened	33		30		49	52
Stores closed	-		-		-	-
Ending domestic stores	5,346		5,193		5,346	5,193

Relocated stores	-		2		2	3

Stores with commercial programs	4,437		4,228		4,437	4,228

Square footage (in thousands)	34,906		33,874		34,906	33,874

AutoZone Mexico stores:
Stores opened	3		9		8	10
Total stores in Mexico	491		451		491	451

AutoZone Brazil stores:
Stores opened	1		-		1	1
Total stores in Brazil	9		8		9	8

Total AutoZone stores	5,846		5,652		5,846	5,652
Square footage (in thousands)	38,597		37,255		38,597	37,255
Square footage per store	6,602		6,591		6,602	6,591

IMC branches:
Branches opened	-		2		-	4
Branches acquired	-		-		-	-
Total IMC branches	26		24		26	24

Total locations chainwide	5,872		5,676		5,872	5,676

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone stores (Domestic, Mexico and Brazil)	February 11, 2017		February 13, 2016		February 11, 2017	February 13, 2016
Sales per average store	$372		$379		$1,775	$1,780
Sales per average square foot	$56		$58		$269	$270

Total Auto Parts (Domestic, Mexico, Brazil, and IMC)
Total auto parts sales	$2,205,562		$2,170,986		$10,380,931	$10,058,938
% Increase vs. LY	1.6%		5.4%		3.2%	6.6%

Domestic Commercial (Excludes IMC)
Total domestic commercial sales	$431,151		$402,014		$2,008,349	$1,891,127
% Increase vs. LY	7.2%		8.0%		6.2%	10.8%

All Other (ALLDATA, E-Commerce, and AutoAnything)
All other sales	$83,657		$86,206		$368,575	$367,721
% Increase vs. LY	(3.0%)		2.7%		0.2%	3.6%

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 11, 2017		February 13, 2016		February 11, 2017	February 13, 2016
Domestic same store sales	0.0%		3.6%		0.8%	3.6%

Inventory Statistics (Total Locations)
	as of		as of
	February 11, 2017		February 13, 2016
Accounts payable/inventory	105.5%		109.0%

($ in thousands)
Inventory	$3,902,121		$3,590,687
Inventory per location	665		633
Net inventory (net of payables)	(212,839)		(321,420)
Net inventory / per location	(36)		(57)

	Trailing 5 Quarters
	February 11, 2017		February 13, 2016
Inventory turns	1.4	x	1.4	x

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Ray Pohlman at (866) 966-3017, ray.pohlman@autozone.com